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                                                                     Exhibit 5.1


                                  May 14, 2007


BSD Medical Corporation
2188 West 2200 South
Salt Lake City, UT 84119

         Re:      Registration Statement on Form S-8

         Ladies and Gentlemen:

         We have acted as counsel to BSD Medical Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 relating to the sale by the Company from time to time of up to 2,474,719 shares of the Company's common stock, $0.001 par value per share (the "Shares"), which are to be offered and sold under the BSD Medical Corporation 1998 Stock Incentive Plan (the "Plan").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the laws of the State of Utah and the Delaware General Corporation Law.

BSD Medical Corporation
May 14, 2007
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                   Very truly yours,

                                                   /s/ Dorsey & Whitney, LLP

















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